                              Lyle B. Stewart, Esq.
                                 General Counsel
                              Medix Resources, Inc.
                       7100 E. Belleview Avenue, Suite 301
                           Greenwood Village, CO 80111
                                 (303) 267-0920
                               (303) 267-0922 Fax

            United States Securities and Exchange
            Commission                                March 27, 2001
            Division of Corporation Finance
            450 Fifth Street, N.W.
            Washington, D.C. 20459

            Dear Madams and Sirs:

            On behalf of Medix Resources, Inc. (the "Company"), and pursuant to Rule 101(a)(2)(i) of Regulation S-T, filed herewith is its
            Post-Effective No.1 to Form S-2 Registration Statement (Reg. No.
            333-54476) registering 5,483,333 shares of its common stock to be sold by selling shareholders.  This Post-Effective Amendment is being filed pursuant its obligation to update the related
            prospectus pursuant to the Company's undertakings in Item 17 of the Registration Statement.

            If you have any questions about this filing, please contact the undersigned at the above telephone numbers or address.

            Very truly yours

            /s/ Lyle B. Stewart
            General Counsel

 As filed with the Securities and Exchange Commission on March 27, 2001 Registration
                                  No. 333-54476

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM S-2/A

                         POST-EFFECTIVE AMENDMENT No. 1
                                       to
                                    FORM S-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                              MEDIX RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------

                   Colorado                                     84-1123311
        (State or Other Jurisdiction of                      (I.R.S. Employer
        Incorporation or Organization)                    Identification Number)
--------------------------------------------------------------------------------

                         305 Madison Avenue, 20th floor
                            New York, New York 10165
                                 (212) 697-2509

          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                              Lyle B. Stewart, Esq.
                               3751 S. Quebec St.
                                Denver, CO 80237
                                 (303) 267-0920
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                -----------------

                         Approximate   date  of  commencement  of  proposed  sale  to  the
public:  From time to time after this Registration Statement becomes effective.

          If any of the  securities  being  registered on this form are to be offered on a delayed or continuous  basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities offered only in connection with dividend or interest  reinvestment  plans,
check the following box: |X|

          If the  registrant  elects to  deliver  its  latest  annual  report to  security holders,  or a complete and legible facsimile  thereof,  pursuant to item 11(a)(1) of this
Form, check the following box:

          If this  Form  is  filed  to  register  additional  securities  for an  offering pursuant to Rule 462(b)  under the Securities Act, please check the following box and list the Securities Act  registration  statement number of the earlier  effective  registration statement for the same offering:

          If this Form is a post-effective  amendment filed pursuant to Rule 462(c)  under the  Securities  Act,  check the following box and list the  Securities  Act  registration statement number of the earlier effective registration statement for the same offering:

         If this Form is a  post-effective  amendment  filed pursuant to Rule 462(d) under the Securities Act, check the following
box and list the Securities Act  registration  statement  number of the earlier  effective registration statement for the same offering:

          If delivery of the  prospectus  is  expected  to be made  pursuant to  Rule 434, please check the following box:

                            -------------------------

The Registrant hereby amends this  Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further  amendment which  specifically  states  that this  Registration  Statement  shall  thereafter  become effective in  accordance  with Section  8(a) of the  Securities  Act of 1933 or until this
Registration  Statement  shall  become  effective on such date as the  Commission,  acting pursuant to said Section 8(a), may determine.

                              SUBJECT TO COMPLETION
                                 March 27, 2001
PROSPECTUS

                              MEDIX RESOURCES, INC.

                        5,483,333 Shares of Common Stock

   The  shareholders  of Medix  Resources,  Inc. named herein will have the right to offer and  sell  up to an  aggregate  of  5,483,333  shares  of  our  common  stock  under  this
Prospectus.  Of these shares,  up to 3,102,525 may be issued upon conversion or redemption of, or as payment of interest on,  convertible  debt,  up to 1,508,333 of these shares may be issued upon  exercise of warrants to purchase  our common  stock,  and up to 872,475 of these shares are currently outstanding.

   Medix will not receive  directly any of the  proceeds  from the sale of these shares by the selling  shareholders.  However,  Medix will receive the proceeds from the exercise of any  warrants to obtain the shares to be sold  hereunder.  Medix will pay the  expenses of registration of these shares.

    The common  stock is traded on the American  Stock  Exchange  under the symbol  "MXR".
On  March 19, 2001, the closing price of the common stock was reported as $0.65.

   The  securities  offered  hereby  involve  a high  degree of risk.  See "RISK  FACTORS"
beginning on page 3 for certain risks that should be considered by prospective  purchasers of the securities offered hereby.

    Neither the Securities and Exchange  Commission  nor any state  securities  commission has  approved or  disapproved  of the  securities  or  determined  if this  prospectus  is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is April __, 2001

         No dealer,  salesman or other person has been  authorized to give any information or to make any  representation  not  contained  in or  incorporated  by  reference in this
Prospectus and, if given or made, such  information or  representation  must not be relied upon as having been authorized by us, the selling  shareholders or any other person.  This
Prospectus  does not constitute an offer to sell or a solicitation  of an offer to buy any of the securities  offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such  jurisdiction.  Neither the delivery of this  Prospectus nor any sale made hereunder shall,  under any  circumstances,  create any implication that the information  herein is correct as of any time  subsequent to the date hereof or that there has been no change in our affairs since such date.

                               ------------------

                                TABLE OF CONTENTS
                               ------------------

FORWARD-LOOKING STATEMENTS

RISK  FACTORS

THE COMPANY

USE OF PROCEEDS

SELLING SHAREHOLDERS

DESCRIPTION OF SECURITIES

PLAN OF DISTRIBUTION

INDEMNIFICATION OF OFFICERS AND DIRECTORS

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

LEGAL MATTERS

EXPERTS

                           FORWARD-LOOKING STATEMENTS

   This  Prospectus  and the  documents  incorporated  by reference  into this  Prospectus contain forward-looking statements,  which mean that they relate to events or transactions that have not yet occurred,  our expectations or estimates for Medix's future  operations, our growth  strategies or business  plans or other facts that have not yet occurred.  Such statements can be identified by the use of  forward-looking  terminology  such as "might,"
"may,"  "will,"  "could,"  "expect,"  "anticipate,"  "estimate,"  "likely,"  "believe," or
"continue"   or  the  negative   thereof  or  other   variations   thereon  or  comparable
terminology.  The following risk factors  contain  discussions  of important  factors that
should  be  considered  by   prospective   investors   for  their   potential   impact  on
forward-looking  statements included in this Prospectus and in the documents  incorporated by reference  into this  Prospectus.  These  important  factors,  among others,  may cause actual results to differ  materially  and adversely from the results  expressed or implied by the forward-looking statements.

                                  RISK FACTORS

   An investment in our common stock:
o     has a high degree of risk;
o     is highly speculative;
o     should only be considered by those persons or entities who can afford to loose their entire investment.

   In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating our business and an investment in our shares.  The order in which the following risk factors are presented does not indicate the relative magnitude of the risks described.

Our Continuing Losses; Going Concern Exception and Our Need for Additional Financing

   We reported net losses of  ($5,415,000),  ($4,847,000)  and  ($5,422,000) for the years ended  December 31, 2000,  December  31, 1999 and  December  27,  1998,  respectively.  At
December  31,  2000,  we had an  accumulated  deficit of  ($23,423,000).  Our  independent accountants  have  included  a "going  concern"  exception  in their  audit  report on our audited  2000  financial  statements.  See our  Form  10-KSB  for the  fiscal  year  ended
December 31, 2000.

   We expect to continue to experience  loses,  in the near term, as we attempt to develop our Cymedix(R)software  products.  The current operation of our business and our ability to continue to develop our Cymedix  software  products will depend upon our ability to obtain additional  financing.  Currently,  we are not receiving any significant revenues from the sale of our Cymedix  software  products.  We are  attempting to meet our current cash flow needs by raising  capital in the private debt and equity  markets and through the exercise of currently outstanding  warrants.  The development and marketing of the Cymedix software products  require  substantial  capital  investments.  There  can  be  no  assurance  that additional  investments  or  financings  will be  available to us as needed to support the development  of Cymedix  products.  Failure to obtain such capital on a timely basis could result in lost business  opportunities,  the sale of the Cymedix  business at a distressed price or the financial failure of our company.

Risk of Development Stage Company

   Since  the  sale of our  remaining  temporary  staffing  business  in  early  2000,  we principally develop software for Internet-based  communications and information management
for  medical  service  providers,  through  our  wholly-owned  subsidiary,   Cymedix  Lynx
Corporation.  Our  software  products  are  currently  being  tested by several  different healthcare  providers.  However,  our Cymedix software  business has not yet generated any significant revenues.

         Our company,  through its subsidiary Cymedix Lynx Corporation,  has only recently begun its medical  software  line of business  through the  acquisition  of a  development stage medical  software  business in 1998. Our company has little  experience in marketing software products,  providing  software support services,  evaluating demand for products, financing  a  software  business  and  dealing  with  government  regulation  of  software products.  While we have  recently put  together a team of  experienced  executives,  they have come from  different  backgrounds  and may require  some time to develop an efficient operating  structure  and corporate  culture for our company.  We believe our structure of multiple  offices serves our customers  well, but it does present an additional  challenge in building our corporate culture and operating structure.

   Our  products  are  still  in the  development  stage  and have  not yet  proven  their effectiveness  or their  marketability.  As a developer of software  products,  we will be required to anticipate  and adapt to evolving  industry  standards  and new  technological developments.  The market for our software  products is  characterized  by  continued  and rapid technological advances in both hardware and software development,  requiring ongoing expenditures  for research and  development,  and timely  introduction of new products and enhancements to existing  products.  The  establishment of standards is largely a function of  user  acceptance.  Therefore,  such  standards  are  subject  to  change.  Our  future success,  if any, will depend in part upon our ability to enhance  existing  products,  to respond effectively to technology changes,  and to introduce new products and technologies to meet the evolving needs of our clients in the healthcare  information  systems  market.
The  introduction  of  software  products  in that  market  has been slow due to the large number of small  practitioners  who are resistant to change and the costs  associated with change,  particularly  in a period of rising  pressure to reduce  costs in the market.  We are currently  devoting  significant  resources toward the development of products.  There can be no assurance that we will  successfully  complete the development of these products in a timely  fashion or that our current or future  products will satisfy the needs of the healthcare  information systems market.  Further,  there can be no assurance that products or technologies  developed by others will not adversely affect our competitive position or render our products or technologies noncompetitive or obsolete.

Product Liability Risks

   Certain of our products provide  applications  that relate to patient medical histories and treatment  plans. Any failure by our products to provide  accurate,  secure and timely information  could result in product  liability  claims against us by our clients or their affiliates  or  patients.  We maintain  insurance  that we believes is adequate to protect against  claims  associated  with the use of our  products,  but there can be no assurance that our  insurance  coverage  would  adequately  cover any claim  asserted  against us. A successful  claim  brought  against us in excess of our  insurance  coverage  could have a material  adverse  effect on our results of operations,  financial  condition or business.
Even unsuccessful  claims could result in the expenditure of funds in litigation,  as well as diversion of management time and resources.

There is Great Uncertainty in the Healthcare Industry

    The  healthcare and medical  services  industry in the United States is in a period of rapid  change  and  uncertainty.  Governmental  programs  have  been  proposed,  and  some adopted,  from time to time, to reform  various  aspects of the U.S.  healthcare  delivery system.  Some of these programs contain  proposals to increase  government  involvement in healthcare,  lower reimbursement rates and otherwise change the operating  environment for our customers.  Particularly,  the Health Insurance  Portability and Accountability Act of
1996,  and the  regulations  that  are  being  promulgated  thereunder,  are  causing  the healthcare  industry to change its procedures and incur  substantial  cost in doing so. We cannot  predict  with any  certainty  what  impact,  if any,  these and future  healthcare reforms might have on our business.

Risks of Infringement of Proprietary Technology

    Our  wholly-owned  subsidiary,  Cymedix Lynx  Corporation,  has been  granted  certain patent  rights,  trademarks  and  copyrights  relating  to its  software  business.  These patents  and  copyrights  have been  assigned  by our  subsidiary  to the parent  company,
Medix. The patent and intellectual  property legal issues for software  programs,  such as the Cymedix(R)products,  are complex and currently evolving.  Since patent applications are secret until patents are issued, in the United States,  or published,  in other countries, we  cannot  be sure that we are the first to file any  patent  application.  In  addition, there can be no assurance that competitors,  many of which have far greater resources than we do,  will not apply for and obtain  patents  that will  interfere  with our  ability to develop or market  product  ideas that we have  originated.  Further,  the laws of certain foreign countries do not provide the protection to intellectual  property that is provided in the  United  States,  and may limit our  ability to market its  products  overseas.  We cannot  give any  assurance  that the scope of the rights  that we have been  granted  are broad enough to fully protect our Cymedix software from infringement.

    Litigation  or  regulatory  proceedings  may be necessary to protect our  intellectual property  rights,  such as the  scope  of our  patent.  In  fact,  the  computer  software industry in general is  characterized  by  substantial  litigation.  Such  litigation  and regulatory  proceedings  are  very  expensive  and  could  be a  significant  drain on our resources and divert  resources  from product  development.  There is no assurance that we will have the  financial  resources  to defend  our  patent  rights or other  intellectual property from infringement or claims of invalidity.

    We also rely upon  unpatented  proprietary  technology  and no assurance  can be given
that  others  will  not  independently   develop  substantially   equivalent   proprietary
information  and  techniques  or  otherwise  gain  access to or disclose  our  proprietary technology or that we can meaningfully  protect our rights in such unpatented  proprietary technology.  We will use our best  efforts to protect  such  information  and  techniques, however,  no assurance can be given that such efforts will be  successful.  The failure to protect our  intellectual  property  could cause us to loose  substantial  revenues and to fail to reach its financial potential over the long term.

Our Business is Highly Competitive

   Medical  Information  Software.  Competition can be expected to emerge from established healthcare  information vendors and established or new Internet related vendors.  The most likely  competitors  are  companies  with a focus  on  clinical  information  systems  and enterprises  with an  Internet  commerce  or  electronic  network  focus.  Many  of  these competitors  will have access to substantially  greater amounts of capital  resources than we have access to, for the financing of technical,  manufacturing  and marketing  efforts.
Frequently,  these competitors will have affiliations with major medical product companies or software  developers,  who will assist in the  financing of such  competitor's  product development.  We will  seek to raise  capital  to  develop  Cymedix  products  in a timely manner,  however, so long as our operations remain  underfunded,  as they now are, we will be at a competitive disadvantage.

   Software  Development  Personnel.  The  success  of  the  development  of  our  Cymedix software  is  dependent  to a  significant  degree  on our key  management  and  technical personnel.  We believe  that our  success  will also  depend  upon our ability to attract, motivate  and retain  highly  skilled,  managerial,  sales and  marketing,  and  technical personnel,  including software  programmers and systems architects skilled in the computer languages in which our Cymedix  products  operate.  Competition  for such personnel in the software and information  services  industries is intense.  The loss of key personnel,  or the inability to hire or retain qualified personnel,  could have a material adverse effect on our results of operations, financial condition or business.
Securities Law Issues

   We have  raised  substantial  amounts of capital  in  private  placements  from time to time.  The securities  offered in such private  placements  were not  registered  with the
Securities and Exchange  Commission or any state agency in reliance upon  exemptions  from such registration  requirements.  Such exemptions are highly technical in nature and if we inadvertently failed to comply with the requirements of any of such exemptive  provisions, investors  would have the right to rescind  their  purchase of our  securities  or sue for damages.  If one or more investors were to successfully  seek such rescission or institute such suit,  Medix could face severe  financial  demands that could  material and adversely affect our financial position.

Impact of Shares Eligible for Future Sale

   As of March 15,  2001,  we had  48,406,664  shares of common stock  outstanding.  As of that date,  approximately 20,641,895 shares were issuable upon the exercise of outstanding options,  warrants or other rights,  and the conversion of preferred stock.  Most of these shares will be  immediately  saleable  upon  exercise  or  conversion  under  registration statements we have filed with the U.S.  Securities  and Exchange  Commission  (the "SEC").
The  exercise  prices of  options,  warrants  or other  rights  to  acquire  common  stock presently  outstanding  range  from  $0.19  per  share  to $4.97  per  share.  During  the respective  terms  of  the  outstanding  options,  warrants,  preferred  stock  and  other outstanding  derivative  securities,  the holders are given the opportunity to profit from a rise in the market price of the common stock, and the exercise of any options,  warrants or other  rights may dilute the book value per share of the common  stock and put downward pressure  on the price of the common  stock.  The  existence  of the  options,  conversion rights, or any outstanding  warrants may adversely affect the terms on which we may obtain additional  equity  financing.  Moreover,  the  holders of such  securities  are likely to exercise  their rights to acquire  common stock at a time when we would  otherwise be able to obtain capital on terms more  favorable than could be obtained  through the exercise or conversion of such securities.

Volatility of Our Stock Price

    Historically,  our common stock has experienced  significant price fluctuations.  This has been caused by factors such as:
o   negative  announcements  by our company or others,  particularly  in the  technology sector;
o   regulatory,  legislative or other  developments  affecting our company or the health care industry generally;
o   conversion  of our preferred  stock into common stock at  conversion  rates based on current  market  prices  of our  common  stock and  exercise  of  options  and warrants at below current market prices; and
o   market  conditions  specific to technology and internet  companies,  the health care industry and general market conditions.

    In addition,  in recent years the stock market has experienced  significant  price and volume  fluctuations.  These  fluctuations,  which are often  unrelated  to the  operating performance of specific  companies,  have had a substantial effect on the market price for many health care related  companies.  Factors such as those cited above,  as well as other factors  that may be unrelated  to our  operating  performance  may  adversely  affect the price of our common stock.

Application of Penny Stock Rules to Our Common Stock

    Trading  of our  common  stock may be  subject  to the  penny  stock  rules  under the
Securities  Exchange  Act of 1934,  as  amended,  unless an  exemption  from such rules is available.  Broker-dealers  making  a market  in our  common  stock  will be  required  to provide  disclosure  to their  customers  regarding the risks  associated  with our common stock,  the suitability for the customer of an investment in our common stock,  the duties of the broker-dealer to the customer and information  regarding bid and ask prices for our common stock, and the amount and description of any compensation the  broker-dealer  would receive in connection  with a transaction  in our common stock.  The  application of these rules will likely  result in fewer market  makers  making a market of our common stock and further restrict the liquidity of our common stock.

Absence of Common Stock Dividends

    We have not had earnings, but if earnings were available,  it is our general policy to retain any earnings for use in our operation.  Therefore,  we do not anticipate paying any cash  dividends  on our  common  stock in the  foreseeable  future.  Any  payment  of cash dividends  on our  common  stock  in the  future  will be  dependent  upon  our  financial condition,  results of operations,  current and anticipated cash  requirements,  plans for expansion,  as well as other  factors  that the  Board of  Directors  deems  relevant.  We anticipate that our future financing  agreements will prohibit the payment of common stock dividends without the prior written consent of our lender(s).

                                   THE COMPANY

   Medix  Resources,  Inc.,  a  Colorado  corporation,   sold  its  supplemental  staffing
business,  which operated under the tradenames "National Care Resources" and "TherAmerica"
on  February  19,  2000,  and  now  principally   develops  software  for   Internet-based
communications  and  information  management for medical  service  providers,  through its wholly-owned subsidiary, Cymedix Lynx Corporation.

   We  acquired  Cymedix in January  of 1998.  Cymedix  has  developed  an  Internet-based communications  and information  management  product,  which we began marketing to medical professionals  nationwide.  Growth of the medical  information  management  marketplace is being driven by the need to share significant  amounts of clinical and patient information between  physicians,  their outpatient service providers,  hospitals,  insurance companies and  managed  care  organizations.  This market is one of the  fastest-growing  sectors in healthcare today,  commanding a projected  two-thirds of health care capital  investments.
The  Cymedix(R)software  contains  patented  elements  that can be used to develop  secure medical  communications  products  that  make  use  of the  Internet.  Using  the  Cymedix software,  medical professionals can order,  prescribe and access medical information from insurance  companies  and managed care  organizations,  as well as from any  participating
outpatient  service  provider  such  as  a  laboratory,   radiology  center,  pharmacy  or
hospital.  We will provide the software at nominal charges to physicians and clinics,  and will  collect  user fees  whenever  these  products  are used to provide  services  on the
Internet.  The products'  relational  database  technology will provide  physicians with a permanent,  ongoing  record of each  patient's  name,  address,  insurance or managed care affiliation,  referral status,  medical history,  personalized notes and an audit trail of past  encounters.  Physicians  will be able to  electronically  order medical  procedures, receive  and store test  results,  check  patient  eligibility,  make  medical  referrals,
request   authorizations,   and  report   financial   and  encounter   information   in  a
cost-effective, secure and timely manner.

   Our principal  executive  office is located at 305 Madison Ave.,  Suite 2033, New York,
NY  10165,  and its  telephone  number is (212)  697-2509.  Our  principal  administrative office is at 7100 East Belleview  Ave.,  Greenwood  Village,  CO 80111,  and its telephone number is (303) 741-2045.  We also have offices in California, Georgia and New Jersey.

                                 USE OF PROCEEDS

   The  net   proceeds   from  the  sale  of  shares  will  be  received  by  the  selling shareholders.  Medix will not receive any of the  proceeds  from any sale of the shares by the selling  shareholders.  However,  Medix will receive the proceeds from the exercise of any warrants to obtain the shares to be sold hereunder.

                              SELLING SHAREHOLDERS

    The table below sets forth information respect to the selling shareholders,  including names,  holdings of shares of common stock prior to the offering of the shares, the number of shares  being  offered for each  account,  and the number and  percentage  of shares of common stock to be owned by the selling  shareholders  immediately  following  the sale of the shares, assuming all of the offered shares are sold.

                                                                Shares of
                                                                  Common       Shares of
                                     Shares of                  Stock to be     Common
                                    Common Stock                Beneficially   Stock to be
                                    Beneficially   Shares of       Owned       Beneficially
                                        Owned        Common       After the    Owned After
                                      Before the  Stock Being     Offering     the Offering
           Name                        Offering     Offered        Number      Percentage
---------------------------------   -----------   -----------  ------------  ---------------
American Capital Consultants, Ltd.     112,500       112,500         0            0%
The Fountainhead Group, LLC            125,000       125,000         0            0%
RoyCap, Inc.                         5,100,000     5,100,000         0            0%
Jeffrey Smith                          145,833       145,833         0            0%

Relationship Between Medix and the Selling Shareholders

         The  selling  shareholders  have or will  acquire  the  shares  of  common  stock indicated  above in one of the following  ways:  (i) upon the conversion or redemption of, or payment of interest on,  convertible  debt,  (ii) upon the exercise of warrants  issued
with  such  convertible   debt,  and  (iii)  upon  the  exercise  of  warrants  issued  as compensation  for services.  None of the persons listed above are affiliates or controlled by affiliates of Medix.  For certain of the selling  shareholders,  we agreed to file this registration in order to induce the selling shareholder to invest in Medix.

                            DESCRIPTION OF SECURITIES

   Our authorized  capital consists of 100,000,000 shares of common stock, par value $.001 per  share,  and  2,500,000  shares  of  preferred  stock.  As of March 15,  2001,  we had outstanding  48,406,664 shares of common stock, 1 share of 1996 Preferred Stock, 50 shares of 1999 Series B Preferred  Stock and 375 shares of 1999 Series C Preferred  Stock.  As of such  date,  our  common  stock  was held of  record  by  approximately  375  persons  and beneficially owned by approximately 4,000 persons.

Common Stock

    Each share of common  stock is entitled to one vote at all  meetings of  shareholders.
Shareholders   are  not  permitted  to  cumulate  votes  in  the  election  of  directors.
Currently,  the Board of  Directors  consists of six  directors,  who serve for  staggered terms of three years,  with at least two directors  elected at every annual  meeting.  All shares of common  stock are equal to each other with  respect  to  liquidation  rights and dividend  rights.  There  are no  preemptive  rights to  purchase  any  additional  common stock.  In the event of  liquidation,  dissolution or winding up of Medix,  holders of the common  stock  will be  entitled  to  receive  on a pro rata  basis  all  assets  of Medix remaining  after  satisfaction  of all  liabilities  and  preferences  of the  outstanding preferred  stock.  The  outstanding  shares of common stock and the shares of common stock issuable upon conversion or exercise of derivative  securities are or will be, as the case may be, duly and validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

   We have retained  Computershare  Trust Company,  Inc., 12039 W. Alameda Parkway,  Suite
Z-2,  Lakewood,  Colorado 80228, as Transfer Agent and Registrar for the our common stock,
(303) 986-5400.

                              PLAN OF DISTRIBUTION

   The  selling   shareholders   and  any  of  their  pledgees,   donees,   assignees  and
successors-in-interest  may, from time to time,  sell any or all of their shares of Common
Stock on any stock  exchange,  market or trading  facility on which the shares are traded.
These sales may be at fixed or negotiated  prices.  The selling  shareholders  may use any one or more of the following methods when selling shares:

-    ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-    block trades in which the broker-dealer  will attempt to sell the shares as agent but may  position  and resell a portion of the block as  principal to facilitate the transaction;

-    purchases by a broker-dealer  as principal and resale by the  broker-dealer for its account;

-    an exchange  distribution  in accordance  with the rules of the  applicable exchange;

-    privately negotiated transactions;

-    short sales;

-    broker-dealers may agree with the selling  shareholders to sell a specified number of such shares at a stipulated price per share;

-    a combination of any such methods of sale; and

-    any other method permitted pursuant to applicable law.

   The selling  shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

   The  selling  shareholders  may also engage in short  sales  against the box,  puts and calls and other  transactions  in  securities  of the  Company or  derivatives  of Company securities  and may sell or deliver  shares in connection  with these trades.  The selling shareholders  may pledge  their shares to their  brokers  under the margin  provisions  of customer  agreements.  If a Selling Stockholder defaults on a margin loan, the broker may, from time to time,  offer and sell the  pledged  shares.  The  selling  shareholders  have advised the Company  that they have not entered  into any  agreements,  understandings  or arrangements  with any underwriters or  broker-dealers  regarding the sale of their shares other  than  ordinary  course  brokerage  arrangements,  nor is  there an  underwriter  or coordinating  broker acting in connection  with the proposed sale of shares by the selling shareholders.

   Broker-dealers   engaged  by  the   selling   shareholders   may   arrange   for  other
brokers-dealers  to  participate  in sales.  Broker-dealers  may  receive  commissions  or discounts from the selling  shareholders (or, if any  broker-dealer  acts as agent for the purchaser  of  shares,  from the  purchaser)  in  amounts to be  negotiated.  The  selling shareholders do not expect these  commissions and discounts to exceed what is customary in the types of transactions involved.

   The selling  shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters"  within the meaning of the Securities Act in
connection   with  such  sales.  In  such  event,   any   commissions   received  by  such
broker-dealers  or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company is required to pay all fees and expenses  incident to the  registration  of the  shares,  including  fees and  disbursements  of counsel  to  certain  of the  selling shareholders.  Otherwise,  all discounts,  commissions or fees incurred in connection with the sale of the common  stock  offered  hereby will be paid by the  selling  shareholders.
The Company has agreed to  indemnify  the certain  selling  shareholders  against  certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

   Upon the Company being notified by a Selling Stockholder that any material  arrangement has been entered into with a  broker-dealer  for the sale of shares through a block trade, special  offering,  exchange  distribution  or secondary  distribution  or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required,  pursuant to
Rule  424(b)  under the  Securities  Act,  disclosing  (i) the name of each  such  Selling
Stockholder  and  of  the  participating  broker-dealer(s),  (ii)  the  number  of  shares involved,  (iii) the price at which such shares were sold,  (iv) the  commissions  paid or discounts or concessions  allowed to such  broker-dealer(s),  where  applicable,  (v) that such  broker-dealer(s) did not conduct any investigation to verify the information set out or  incorporated  by reference in this  prospectus,  and (vi) other facts  material to the transaction.

   In order to comply with the  securities  laws of certain  states,  if  applicable,  the shares  will be sold in such  jurisdictions,  if  required,  only  through  registered  or licensed  brokers or dealers.  In addition,  in certain  states the shares may not be sold unless  the  Shares  have  been  registered  or  qualified  for  sale in such  state or an exemption from registration or qualification is available and complied with.

   The Company has advised the selling shareholders that the anti-manipulative  provisions of Regulation M promulgated  under the Exchange Act may apply to their sales of the shares offered hereby.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Article 109 of the Colorado  Business  Corporation  Act generally  provides that Medix may indemnify its directors,  officers,  employees and agents  against  liabilities in any action,  suit or proceeding whether civil,  criminal,  administrative or investigative and whether  formal  or  informal  (a  "Proceeding"),  by  reason  of being or  having  been a director,  officer,  employee,  fiduciary or agent of Medix,  if such person acted in good faith and reasonably believed that his conduct, in his official capacity,  was in the best interests of Medix (or, with respect to employee  benefit plans, was in the best interests of the  participants  of the plan),  and in all other  cases that his conduct was at least not  opposed  to  Medix's  best  interests.  In the  case of a  criminal  proceeding,  the director,  officer,  employee or agent must have had no  reasonable  cause to believe that his  conduct  was  unlawful.  Under  Colorado  Law,  Medix may not  indemnify  a director, officer,  employee or agent in connection with a proceeding by or in the right of Medix if the  director is adjudged  liable to Medix,  or in a  proceeding  in which the  directors, officer employee or agent is adjudged liable for an improper personal benefit.

    Our Articles of  Incorporation  provide that we shall  indemnify  its  directors,  and officers,  employees  and  agents  to  the  extent  and  in the  manner  permitted  by the provisions of the laws of the State of Colorado,  as amended from time to time, subject to any permissible  expansion or limitation of such  indemnification,  as may be set forth in any shareholders' or directors' resolution or by contract.

    Insofar as  indemnification  for  liabilities  under the  Securities  Act of 1933,  as amended  (the  "Securities  Act"),  may be  permitted  to  directors,  officers or persons controlling  Medix pursuant to the foregoing  provisions,  Medix has been informed that in the opinion of the Commission,  such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

    We are a reporting company and file our annual,  quarterly and current reports,  proxy material and other  information  with the  Securities  and Exchange  Commission.  Reports, proxy statements and other  information  concerning Medix filed with the Commission may be inspected and copied at the public  reference  facilities  maintained by the Commission at its office at Room 1024, 450 Fifth Street,  N.W.,  Washington,  D.C.  20549, as well as at the Regional  Offices of the  Commission  at Citicorp  Center,  300 West  Madison  Street,
Chicago,  Illinois 60661 and Seven World Trade Center,  New York,  New York 10048.  Copies
of such material can be obtained from the Public  Reference  Section of the  Commission at
450 Fifth Street, N.W.,  Washington,  D.C. 20549, at prescribed rates. Our SEC filings are also available at the SEC's Website at "http:\\www.sec.gov".

    We have filed a registration  statement  under the Securities Act, with respect to the securities  offered pursuant to this  Prospectus.  This Prospectus does not contain all of the  information  set  forth in the  registration  statement,  certain  parts of which are omitted in  accordance  with the rules and  regulations  of the  Commission.  For  further information,  reference is made to the registration  statement and the exhibits filed as a part thereof, which may be found at the locations and Website referred to above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference"  information that we file with them, which means that we can disclose important  information to you by referring you to the documents filed  with the SEC that  contains  that  information.  The  information  incorporated  by reference is an important part of this Prospectus,  and it is important that you review it before making your investment  decision.  We hereby  incorporate by reference the document listed below:

(a)   a copy of our Annual  Report on Form 10-KSB for the fiscal  year ended  December 31,
      2000.

    We are delivering  with this  Prospectus a copy of the above  document.  Any statement contained in a document  incorporated  or deemed to be  incorporated  by reference in this
Prospectus,  or made herein,  shall be deemed to be modified or superseded for purposes of this  Prospectus to the extent that a statement  contained  herein or in any  subsequently filed  document,  which  also is or is  deemed to be  incorporated  by  reference  herein, modifies or supersedes such statement.  Any statement so modified or superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    We will provide  without  charge to each person to whom a copy of this  Prospectus  is delivered,  upon oral or written  request of any such person,  a copy of any or all of the documents  incorporated  herein by  reference,  other than the exhibits to such  documents
(unless such exhibits are  specifically  incorporated  by reference  into the  information that this  Prospectus  incorporates).  Requests  should be directed to Investor  Relations
Department,  Medix  Resources,  Inc.,  7100 E.  Belleview  Avenue,  Suite  301,  Greenwood
Village, Colorado 80111, telephone (303) 741-2045.

                                  LEGAL MATTERS

     The  validity  of the shares  offered  hereby is being  passed upon for us by Lyle B.
Stewart,  Esq. our General Counsel.  Mr. Stewart or an affiliated  entity has been granted options to purchase  25,000 shares of Medix common stock at an exercise price of $0.26 per share,  which are totally vested,  and options to purchase  150,000 shares of Medix common stock at an exercise  price of $3.38 per share,  of which options  covering  87,500 shares have vested, under our 1999 Stock Option Plan.

                                     EXPERTS

    The consolidated  financial  statements of Medix as of December 31, 2000, and for each of the two years in the period ended  December 31,  2000 appearing in our 2000 Form 10-KSB have been audited by Ehrhardt  Keefe  Steiner & Hottman  P.C.,  independent  auditors,  as stated in their report appearing therein,  and have been incorporated  herein by reference in  reliance  upon the  report of such firm  given  upon  their  authority  as  experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 14.  Other Expenses of Issuance and Distribution.

    The following is a list of the estimated  expenses to be incurred by the Registrant in connection with the issuance and distribution of the Shares being registered hereby.

SEC Registration Fee..............................  $1,971
Blue Sky Filing Fees and Expenses.................   1,000*
Accountants' Fees and Expenses....................   2,000*
Legal Fees and Expenses...........................       0*
Miscellaneous.....................................       0*
                                                    ------
TOTAL.............................................  $4,971
                                                    ======

--------------------
    *  Estimated, subject to change.

            The Company  will bear all of the above  expenses of the  registration  of the
Shares.

      Item 15.  Indemnification of Directors and Officers.

            See "INDEMNIFICATION OF OFFICERS AND DIRECTORS" in the Prospectus.

      Item 16.  Exhibits.

Exhibit
Number            Description
-------           -----------

5.1               Opinion of Lyle B. Stewart, Esq*

10.1              Securities  Purchase  Agreement,  dated as of  December  29,
                  2000, between RoyCap Inc. and Medix Resources, Inc.*

10.2              Convertible  Note of  Medix  Resources,  Inc.,  dated  as of
                  December 29, 2000 in the principal amount of up to $2,500,000,  in favor of RoyCap Inc.*

10.3              Registration  Rights  Agreement,  dated as of December  29,  2000, between RoyCap Inc. and Medix Resources, Inc.*

10.4              Warrant  Agreement,  dated as of December 29, 2000,  between
                  RoyCap Inc. and Medix Resources, Inc.*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2              Consent of Lyle B. Stewart, Esq. (included in Exhibit 5.1)*

24                Power of Attorney*
------------
* Previously filed

      Item 17.  Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1)  To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any  prospectus  required by Section  10(a)(3) of the Securities Act of 1933, as amended (the "Act");

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the  Registration  Statement (or the most recent  post-effective  amendment  thereof)  which, individually  or in the  aggregate,  represent a fundamental change  in the  information  set  forth in the  Registration
                    Statement.  Notwithstanding  the foregoing,  any increase or decrease  in  volume  of  securities  offered  (if the total dollar  value of  securities  offered  would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the  aggregate,  the changes in volume and price  represent  no more than 20 percent  change in the
                    maximum   aggregate   offering   price   set  forth  in  the
                    "Calculation  of  Registration  Fee" table in the  effective registration statement.

               (iii)To include  any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    Registration  Statement  or  any  material  change  to  such information in the Registration Statement;

            provided,  however,  that paragraphs  (A)(1)(i) and (A)(1)(ii) do not apply if the  Registration  Statement  is on Form S-3,  Form S-8 or Form F-3,  and the  information required to be included in a post-effective  amendment by those paragraphs is contained in periodic  reports filed with or furnished to the Securities and Exchange  Commission  (the
"Commission") by the Registrant  pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"),  that are incorporated by reference in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Act, each such  post-effective  amendment  shall be deemed to be a new
               registration   statement   relating  to  the  securities  offered
               therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the  securities  being  registered  which remain unsold at the termination of the offering.

     B.   Insofar as indemnification  for liabilities  arising under the Act may be permitted to  directors,  officers and  controlling  persons of the
          Registrant  pursuant to the foregoing  provisions,  or otherwise,  the
          Registrant has been advised that in the opinion of the Commission such indemnification  is against  public policy as expressed in the Act and
          is,  therefore,   unenforceable.   In  the  event  that  a  claim  for
          indemnification  against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a director,  officer or controlling  person of the Registrant in the successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the Registrant  will,  unless in the opinion of its counsel the matter has  been  settled  by  controlling  precedent,  submit  to a court of appropriate  jurisdiction the question whether such indemnification by it is  against  public  policy  as  expressed  in the Act and  will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused  this  Registration  Statement  to be signed on its behalf by the undersigned,  thereunto duly authorized,  in New York, New York on March
20, 2001.

                                    MEDIX RESOURCES, INC.

                                    By _____*__________
                                            -
                                       John R. Prufeta,
                                       President and CEO

            Pursuant to the requirements of the Securities Act of 1933, this  Registration
Statement  has been signed below by the  following  persons in the  capacities  and on the dates indicated.

       Signature                          Title                   Date
       ---------                          -----                   ----

       *                       President, Chief Executive          March 20, 2001
------------------             Officer and Director
 John R. Prufeta               (Principal Executive
                               Officer)
       *
------------------
Gary L. Smith                  Executive Vice President
                               and Chief Financial                March 20, 2001
                               Officer (Principal
                               Financial and Accounting
                               Officer)
       *
------------------
 David B. Skinner                                                 March 20, 2001
                               Director

       *                       Director                           March 20, 2001
------------------
  John T. Lane

       *                       Director                           March 20, 2001
------------------
  Samuel H. Havens

       *                       Director                           March 20, 2001
------------------
  Joan E. Herman

* John R.  Prufeta,  by signing  his name  hereto,  does sign this  document  on behalf of himself and each of Messrs.  Lane,  Havens and Smith,  Dr. Skinner and Ms. Herman,  in the
capacities  indicated  immediately  above  pursuant to powers of attorney duly executed by each such person and filed with the U. S. Securities and Exchange Commission previously.

                                          By: /s/John R. Prufeta
                                                John R. Prufeta
                                                Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                  Description
------                  -----------

5.1               Opinion of Lyle B. Stewart, Esq.*

10.1              Securities  Purchase  Agreement,  dated as of December
                  29, 2000, between RoyCap Inc. and Medix Resources, Inc.*

10.2              Convertible  Note of Medix  Resources,  Inc., dated as of
                  December 29, 2000 in the  principal  amount of up to  $2,500,000,  in favor of RoyCap, Inc.*

10.3              Registration Rights Agreement, dated as of December 29,
                  2000, between RoyCap Inc. and Medix Resources, Inc.*

10.4              Warrant Agreement, dated as of December 29, 2000,
                  between RoyCap, Inc. and Medix Resources, Inc.*

23.1              Consent of Ehrhardt Keefe Steiner & Hottman P.C.

23.2              Consent of Lyle B. Stewart, Esq.
                  (included in Exhibit 5.1)*

24                Power of Attorney*
-------------
* Previously filed